EXHIBIT 21.1


                        SUBSIDIARIES OF THE REGISTRANT


                                                             STATE OF
                    NAME OF CORPORATION                    INCORPORATION
                    -------------------                    -------------
Baseline, Inc.                                               Delaware
Broadway.com, Inc.                                           Delaware
hollywood.com, Inc.                                          California
Hollywood.com Franchise Corp.                                Florida
Hollywood.com International, Inc.                            Delaware
Hollywood.fr SARL                                            France
Fedora, Inc.                                                 Iowa
NetCo Partners (1)
Showtimes.com, Inc.                                          Delaware
Tekno Books (2)
Tekno Books International, LLC                               Wisconsin
Tekno Comix, Inc.                                            Florida
Tomorrow, Inc.                                               Wisconsin
----------------
(1) NetCo Partners is a general partnership formed under the laws of the State of New York in which the Company has a 50% partnership interest.

(2) Tekno Books is a general partnership formed under the laws of the State of Wisconsin in which the Company has a 51% ownership interest.

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